EXHIBIT 15






December 21, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that SafeCard Services, Incorporated has included our reports dated February 25, 1994, June 13, 1994 and August 18, 1994 (issued pursuant to the provisions of Statement on Auditing
Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-8 to be filed on or about
December 23, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

PRICE WATERHOUSE, LLP